Exhibit 99.1

Report of Independent Auditors

The Stockholders and Board of Directors

Mazu Networks, Inc.

We have audited the accompanying balance sheets of Mazu Networks, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mazu Networks, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Notes 2 and 7 to the financial statements, on January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and FASB Staff Position FAS 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable.

/s/ Ernst & Young LLP

December 10, 2008

Boston, Massachusetts

MAZU NETWORKS, INC.

BALANCE SHEET

	December 31
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,101,992	$5,012,858
Accounts receivable from customers, net of reserves of $86,112 and $36,814, respectively	2,003,099	1,637,983
Accounts receivable from related parties	162,482	—
Inventory	791,431	851,157
Prepaid expenses	104,754	108,411

Total current assets	5,163,758	7,610,409
Property and equipment, net (Note 2)	696,062	702,003
Other assets	99,560	52,200
Restricted cash	56,009	51,330

Total assets	$6,015,389	$8,415,942

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$571,722	$823,286
Accrued expenses	1,113,767	749,882
Deferred revenue	4,079,097	2,537,210
Current portion of loan payable	—	538,968
Current portion of capital lease obligations	4,419	20,356

Total current liabilities	5,769,005	4,669,702
Deferred revenue, net of current portion	43,192	215,961
Loan payable (Note 4)	4,461,032	2,461,032
Refundable exercise price of restricted common stock (Note 7)	1,063	12,497
Preferred stock warrants	418,321	297,844
Commitments (Note 5)
Stockholders’ (deficit) equity:
Redeemable convertible preferred stock at redemption and liquidation value (Note 6)	42,549,240	42,549,240
Common stock, $0.0001 par value: Authorized – 335,718,900 shares Issued – 15,526,447 and 13,785,562 shares at December 31, 2007 and 2006, respectively	1,553	1,379
Additional paid-in capital	619,675	533,948
Accumulated deficit	(47,839,320)	(42,317,289)
Treasury stock, 1,142,167 shares, at cost	(8,372)	(8,372)

Total stockholders’ (deficit) equity	(4,677,224)	758,906

Total liabilities and stockholders’ (deficit) equity	$6,015,389	$8,415,942

See accompanying notes.

MAZU NETWORKS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31
	2007	2006
Product revenues	$10,024,731	$7,569,611
Maintenance and service revenues	3,844,440	2,832,558
Revenues from related parties	238,788	293,752

Total revenues	14,107,959	10,695,921
Cost of revenues – product	2,802,539	1,954,423
Cost of revenues – service	324,144	224,400

Cost of revenues	3,126,683	2,178,823

Gross margin	10,981,276	8,517,098
Operating expenses:
Research and development	4,045,651	3,716,331
Selling, general, and administrative	12,095,413	10,748,460

Total operating expenses	16,141,064	14,464,791

Loss from operations	(5,159,788)	(5,947,693)
Interest expense	(587,250)	(160,661)
Interest and other income, net	225,007	328,384

Net loss prior to cumulative effect of change in accounting principle	(5,522,031)	(5,779,970)
Cumulative effect of change in accounting principle (Note 7)	—	164,322

Net loss	$(5,522,031)	$(5,615,648)

See accompanying notes.

MAZU NETWORKS, INC.

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital		Treasury Stock		Total
	Number of Shares	Redemption Value	Number of Shares	$0.0001 Par Value		Accumulated Deficit	Number of Shares	Cost	Stockholders’ Deficit
Balance at December 31, 2005	107,910,184	$42,051,184	9,125,358	$912	$848,114	$(36,701,641)	1,132,167	$(7,372)	$6,191,197
Reclassification of warrants upon adoption of FSP 150-5					(425,113)				(425,113)
Sale of Series D redeemable convertible preferred stock	2,213,214	498,056							498,056
Exercise of common stock options			2,142,243	214	45,271				45,485
Vesting of restricted stock			2,517,961	253	50,106				50,359
Stock-based compensation expense					15,570				15,570
Repurchase of treasury shares							10,000	(1,000)	(1,000)
Net loss						(5,615,648)			(5,615,648)

Balance at December 31, 2006	110,123,398	42,549,240	13,785,562	1,379	533,948	(42,317,289)	1,142,167	(8,372)	758,906
Exercise of common stock options			1,111,778	111	24,566				24,677
Vesting of restricted stock			629,107	63	12,519				12,582
Stock-based compensation expense					48,642				48,642
Net loss						(5,522,031)			(5,522,031)

Balance at December 31, 2007	110,123,398	$42,549,240	15,526,447	$1,553	$619,675	$(47,839,320)	1,142,167	$(8,372)	$(4,677,224)

See accompanying notes.

MAZU NETWORKS, INC.

STATEMENT OF CASH FLOWS

	Year Ended December 31
	2007	2006
Operating activities
Net loss	$(5,522,031)	$(5,615,648)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting principle	—	(164,322)
Change in fair value of warrants	(34,523)	(20,947)
Issuance of warrants to reseller	77,000	—
Non-cash interest expense	90,640	43,800
Stock-based compensation expense	48,642	15,570
Depreciation and amortization	524,449	722,855
Changes in assets and liabilities:
Accounts receivable	(527,598)	138,219
Inventory	243,974	(10,904)
Prepaid expenses and other assets	3,657	(57,098)
Accounts payable	(251,564)	(23,520)
Accrued expenses	303,885	(182,575)
Deferred revenue	1,369,118	(1,204,141)

Net cash used in operating activities	(3,674,351)	(6,358,711)
Investing activity
Purchases of property and equipment	(702,756)	(513,212)
Financing activities
Net proceeds from sale of redeemable convertible preferred stock	—	498,056
Repurchase of treasury shares	—	(1,000)
Proceeds from exercise of common stock options	24,677	45,485
Change in restricted cash	(4,679)	—
Proceeds from issuance of loan payable	2,000,000	2,250,000
Payments under loan payable	(538,968)	—
Proceeds from issuance of restricted stock	1,148	2,200
Payments under capital lease obligations	(15,937)	(27,121)

Net cash provided by financing activities	1,466,241	2,767,620

Decrease in cash and cash equivalents	(2,910,866)	(4,104,303)
Cash and cash equivalents at beginning of year	5,012,858	9,117,161

Cash and cash equivalents at end of year	$2,101,992	$5,012,858

Supplemental disclosure of cash flow information
Cash paid for interest	$428,288	$89,297

Supplemental disclosure of non-cash investing and financing activities
Vesting of restricted stock	$12,582	$50,359

Warrants issued to lenders	$78,000	$58,000

See accompanying notes.

1. Operations

Mazu Networks, Inc. (the “Company”) was incorporated and commenced operations as a Delaware corporation on May 23, 2000, and is engaged in the development and sale of network infrastructure software.

The Company is subject to risks common to technology-based companies including, but not limited to, the development of new technology, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to meet its product plans. The Company has a limited operating history and, due to the Company’s stage of development, it has incurred significant operating losses since inception. The Company has incurred cumulative losses to date, and expects to incur a loss in fiscal year 2008. The Company’s ultimate success is dependent upon its ability to successfully develop and market its products.

As shown in the financial statements, at December 31, 2007, the Company has a cash and cash equivalents balance of $2,101,992 and an accumulated deficit of $47,839,320. In March 2008, the Company issued 22,593,765 shares of Series D Preferred Stock resulting in proceeds of $5,000,000. Management believes the Company has sufficient cash resources to continue as a going concern through at least January 1, 2009, based on expected operating results. Should revenues not materialize at planned levels, or additional financing be unavailable to the Company in the future, management would restrict certain planned activities and operations, as necessary, to sustain operations through this period.

2. Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the provisions of the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, and SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Accordingly, the Company recognizes revenue from product sales upon delivery to the customer, provided that there are no uncertainties regarding customer acceptance, there is persuasive evidence of an arrangement, the sales price is fixed or determinable, and collection of the related receivable is probable.

The Company uses the residual method to recognize revenue when a contract includes one or more elements to be delivered at a future date, and vendor specific objective evidence (“VSOE”) of the fair value of all undelivered elements (typically maintenance and professional services) exists. Under the residual method, the Company defers revenue recognition of the fair value of the undelivered elements and allocates the remaining portion of the arrangement fee to the delivered elements, and recognizes it as revenue, assuming all other conditions for revenue recognition have been satisfied. This typically happens when installation of the product at the customer site is complete.

As part of an arrangement, the Company typically sells maintenance contracts to its customers. Maintenance services include technical support, as well as rights to unspecified upgrades and enhancements, when and if the Company makes them generally available. The Company recognizes revenues from maintenance services ratably over the term of the maintenance contract period based on VSOE of fair value. VSOE of fair value is based upon the amount charged for maintenance when purchased separately, which is typically done when customers renew their support agreements.

The Company’s warranty period on product sales is typically 90 days. Allowances for estimated uncollectible amounts, returns, and credits are recorded in the same period as the related revenues. Warranty claims have not been material historically.

Deferred revenues represent: (i) amounts the Company had the contractual rights to invoice, and (ii) cash received from customers for products and services in advance of revenue recognition.

Cost of revenues consists primarily of hardware and support personnel salaries, and related costs and depreciation for evaluation equipment.

The Company records revenue net of applicable sales tax collected and remitted to state and local taxing jurisdictions. Taxes collected from customers are recorded as a liability in the balance sheet.

Fair Value of Financial Instruments

Financial instruments consist of cash, cash equivalents, accounts receivable, accounts payable, capital lease obligations, and loans payable. The estimated fair value of these financial instruments approximates their carrying value.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. The Company’s cash and cash equivalents consist of cash and money market funds.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents balances with an accredited financial institution. The Company does not require collateral. The Company performs ongoing evaluations of customers’ financial condition, and has not historically experienced significant credit losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

For the year ended December 31, 2007, no customer comprised more than 10% of total revenues. For the year ended December 31, 2006, one customer, “Customer A”, comprised 13% of total revenues. At December 31, 2007, one customer, “Customer B”, represented 16% of total accounts receivable. At December 31, 2006, one customer, “Customer C”, represented 14% of total accounts receivable.

Inventory

The Company’s inventory is stated at the lower of cost (first-in, first-out) or market. Inventory on hand at December 31, 2007 and 2006 consists of finished goods and purchased materials.

Software Development Costs

All of the Company’s research and development expenses have been charged to operations as incurred. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, the Company will capitalize material software development costs incurred after the technological feasibility of software development projects has been established. For the years ended December 31, 2007 and 2006, no software development costs met the criteria for capitalization.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation and amortization, by charges to operations on a straight-line basis, in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

	December 31
Asset Classification	2007	2006	Useful Life
Furniture and fixtures	$52,616	$52,616	5 years
Computers, network equipment, and software	3,606,686	3,408,151	2 – 3 years
Evaluation equipment	1,181,461	861,488	2 years
Leasehold improvements	153,992	153,992	5 years
Equipment under capital lease	510,624	510,624	3 years

Property and equipment, at cost	5,505,379	4,986,871
Accumulated depreciation and amortization–assets under capital lease	(510,624)	(494,969)
Accumulated depreciation and amortization–other assets	(4,298,693)	(3,789,899)

Property and equipment, net	$696,062	$702,003

Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization expense for the years ended December 31, 2007 and 2006 was $524,449 and $722,855, respectively. Depreciation and amortization expense for assets financed under capital lease agreements was $15,655 and $12,275, and is included in total depreciation and amortization expense for those periods.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for its stock option plan under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) (revised 2004), Share-Based Payment. The Company adopted SFAS No. 123(R) using the prospective method and, therefore, has not restated the Company’s financial results for prior periods. Under this transition method, stock-based compensation expense in the years ended December 31, 2006 and 2007 includes the compensation expense related to stock options vested in the period for all options granted or modified subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R).

With respect to awards granted on or after January 1, 2006, the Company has recorded compensation cost based on the grant date fair value, and recognizes the fair value on a straight-line basis over the requisite service period of each award.

Upon adoption of SFAS No. 123(R), the Company selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The fair value of stock option awards subsequent to January 1, 2006 is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Expected volatility was calculated based on reported data for a peer group of publicly traded companies for which historical information was available. The average expected life was determined according to the SEC shortcut approach as described in SAB No. 107, Disclosure about Fair Value of Financial Instruments, which is the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate is determined by reference to U.S. Treasury Securities with a seven-year maturity. The assumptions used in the Black-Scholes option-pricing model are as follows for stock options issued during 2007 and 2006:

	2007	2006
Risk-free interest rates	3.60-4.00%	4.54-5.08%
Expected dividend yield	—%	—%
Expected lives	6.25 years	6.25 years
Expected volatility	40-45%	40%
Weighted-average fair value for option awards	$0.04	$0.01

Forfeitures are estimated based on the Company’s historical analysis of actual stock option forfeitures. The Company has used a nominal estimated forfeiture rate in calculating its stock-based compensation expense for the years ended December 31, 2007 and 2006.

As a result of adopting SFAS No. 123(R) on January 1, 2006, the Company’s net loss for the years ended December 31, 2007 and 2006 is $48,642 and $15,570 higher, respectively, than if the Company had continued to account for stock-based compensation under APB No. 25.

As of December 31, 2007, there was approximately $215,000 of total unrecognized compensation expense related to non-vested share-based compensation arrangements granted under all equity compensation plans. Total unrecognized compensation cost will be adjusted for future changes in forfeitures. The Company expects to recognize that expense over a weighted-average period of three years.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive net loss is the same as net loss for the years ended December 31, 2007 and 2006.

Shipping and Handling Costs

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees, the Company has classified the reimbursement by customers of shipping and handling costs as revenue, and the associated cost as cost of revenue. Reimbursed shipping and handling costs were not material in the years ended December 31, 2007 and 2006.

Advertising Costs

Costs incurred for production and communication of advertising initiatives are expensed when incurred. Advertising expenses amounted to approximately $196,000 and $123,000 for the years ended December 31, 2007 and 2006, respectively.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Accounting for Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under SFAS No. 157, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company does not expect adoption of this standard to have a material impact on its results of operations, financial position, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 is effective as of the beginning of a company’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year, provided that the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company has not yet completed its evaluation of SFAS No. 159, but does not currently believe that adoption will have a material impact on its results of operations, financial position, or cash flows.

In July 2006, the FASB issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, which applies to all tax positions related to income taxes subject to SFAS No. 109, Accounting for Income Taxes. This includes tax positions considered to be “routine”, as well as those with a high degree of uncertainty. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement. FIN 48’s use of the term “more-likely-than-not” in steps one and two is consistent with how that term is used in SFAS No. 109 (i.e., a likelihood of occurrence greater than 50%). The Company is required to adopt FIN 48 on January 1, 2009. The Company does not expect that the adoption of FIN 48 will have a material impact the Company’s financial position or results of operations.

3. Income Taxes

The Company accounts for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse. Deferred tax assets are reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.

As of December 31, 2007, the Company has federal and state net operating loss carryforwards of approximately $43,303,000 and $32,864,000 respectively, which may be used to offset future taxable income. The Company also has federal and state research and development credits of approximately $799,000 and $341,000, respectively to offset future tax liability. The NOL and tax credit carryforwards will expire at various dates through 2027, and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Internal Revenue Code contains provisions that may limit the NOL and tax credit carryforwards available to be used in any given year in the event of certain changes in the ownership interests of significant stockholders.

At December 31, 2007 and 2006, the Company has recorded a full valuation allowance against its deferred tax assets due to the uncertainty surrounding the realizability of this asset. The components of the Company’s net deferred tax assets at December 31, 2007 and 2006 are as follows:

	2007	2006
Net operating loss and credit carryforwards	$17,923,000	$15,695,000
Other temporary differences	1,954,000	1,468,000
Valuation allowance	(19,877,000)	(17,163,000)

	$—	$—

The increase in the valuation allowance in 2007 relates primarily to the net operating loss incurred by the Company.

4. Debt

During June 2005, the Company entered into a loan and security agreement with a financing institution (the “Loan Agreement”), which provides a line of credit for equipment financing, payoff of existing debt, and funds for general corporate purposes up to $3,000,000 (the “2005 Loan Commitment”). Borrowings outstanding under the Loan Agreement are secured by all assets of the Company. In connection with the Loan Agreement, the Company issued to the financing institution a warrant to purchase 406,888 shares of Series C Preferred Stock at a price per share of $0.2213. The value of these warrants, $76,000 was recorded as a deferred financing cost, and was amortized to interest expense over the drawdown period of the 2005 Loan Commitment. In 2005, the Company borrowed $750,000 under the 2005 Loan Commitment.

The Loan Agreement originally provided for a one-year drawdown period originally ending on June 30, 2006. During June 2006, the Company amended the Loan Agreement to extend the drawdown period for the 2005 Loan Commitment to end on June 30, 2007 and to modify the payment schedule as follows: monthly payments of interest only at a variable rate of the prime lending rate plus 225 basis points per annum until June 30, 2007, followed by 36 fixed monthly payments of principal and interest at a rate equal to the prime rate at June 30, 2007 plus 225 basis points, and then an interest-only payment equal to 9% of the amount borrowed. The Company is accreting the interest-only payment of $270,000 due at the end of the payment term over the term of the 2005 Loan Commitment using the effective interest method. In connection with the amendment, the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213 in exchange for cash consideration of $100. The value of the warrants, $29,000, was recorded as a deferred financing cost, and was being amortized to interest expense over the repayment term of the 2005 Loan Commitment, as amended.

In December 2006, the Company borrowed the remaining $2,250,000 in funds available under the 2005 Loan Commitment, increasing the total amount owed to the lender to $3,000,000. In connection with the drawdown of the remaining funds, the Company issued a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213 to the financing institution (Note 7). The value of these warrants, $29,000, was recorded as a deferred financing cost, and was being amortized to interest expense over the remaining term of the 2005 Loan Commitment, as amended.

In June 2007, the Company received additional debt financing in the amount of $2,000,000 (the “2007 Loan Commitment”), which the lender agreed to provide pursuant to terms of a second amendment to the Loan Agreement, which is payable in monthly payments of interest only at a variable rate of the then current prime lending rate plus 225 basis points per annum until December 31, 2007, followed by 30 fixed monthly payments of principal and interest at a rate equal to the prime rate at December 31, 2007 plus 225 basis points, and then an interest-only payment equal to 9% of the amount borrowed. The Company is accreting the interest-only payment of $180,000 due at the end of the payment term ratably over the term of the 2007 Loan Commitment using the effective interest method. In connection with this amendment, the Company issued a warrant to purchase 723,000 shares of Series D Preferred Stock at a price per share of $0.2213 to the financing institution (Note 7). The value of these warrants, $78,000, and the unamortized balance from the previously issued warrants, $43,339, was recorded as a deferred financing cost, and is being amortized to interest expense over the 2007 Loan Commitment period.

The Loan Agreement does not have any financial covenants or any subjective acceleration clauses; however, it does contain certain restrictive covenants. In the event the Company was in default of any of these covenants, the financing institution would have the right to call all amounts due under term notes outstanding.

As of December 31, 2007, the Company was in compliance with all covenants. Subsequent to that date, the Company was not in compliance with certain restrictive covenants; however, the lender provided the Company with a waiver which allowed the Company to cure the default created by non-compliance with these covenants.

In April 2008, the Company amended the Loan Agreement to modify the payment schedules under both the 2005 and 2007 Loan Commitments as follows: monthly payments of interest only at a variable rate of the prime lending rate plus 225 basis points per annum until March 31, 2009, followed by 36 fixed monthly payments of principal and interest at a rate equal to the prime rate at March 31, 2009 plus 225 basis points and then an interest-only payment of $550,000 due in May 2012. Future maturities of the Loan Agreement as amended in April 2008 are as follows:

Fiscal Year	Amount
2008	$—
2009	999,486
2010	1,447,921
2011	1,591,624
2012	422,001

$4,461,032

5. Commitments

The Company leases certain equipment and facilities under operating and capital lease arrangements, and is obligated to pay monthly rent through 2008. The minimum future rental payments under the lease agreements are approximately as follows:

	Operating	Capital
Fiscal year:
2008	$508,820	$4,500
2009-2012	—	—

	$508,820	4,500

Less amount representing interest		(81)

Present value of minimum lease payments		4,419
Less current portion		(4,419)

Long-term portion		$—

Rent expense for the years ended December 31, 2007 and 2006 was approximately $536,000 and $512,000, respectively. In connection with the facilities lease agreement, the Company has placed in escrow $51,330 as a deposit on the facility at December 31, 2007 and 2006. These amounts are included in restricted cash in the accompanying balance sheets.

6. Stockholders’ Equity

Redeemable Convertible Preferred Stock

The Company has authorized 202,321,871 shares of redeemable convertible preferred stock, of which 110,123,398 shares are issued and outstanding at December 31, 2007 and 2006, as follows:

	2007	2006
Series A/A-1 redeemable convertible preferred stock (Series A Preferred Stock), $0.0001 par value:
Authorized – 7,797,500 shares
Issued and outstanding – 7,737,500 shares at December 31, 2007 and 2006, respectively, at liquidation and redemption value	$7,737,500	$7,737,500
Series B/B-1 redeemable convertible preferred stock (Series B Preferred Stock), $0.0001 par value:
Authorized – 14,731,321 shares
Issued and outstanding – 14,656,053 shares at December 31, 2007 and 2006, at liquidation and redemption value	15,388,854	15,388,854
Series C/C-1 redeemable convertible preferred stock (Series C Preferred Stock), $0.0001 par value:
Authorized – 137,362,054 shares
Issued and outstanding – 55,362,283 shares at December 31, 2007 and 2006, at liquidation and redemption value	12,251,673	12,251,673
Series D redeemable convertible preferred stock (Series D Preferred Stock), $0.0001 par value:
Authorized – 42,430,996 shares
Issued and outstanding –32,367,562 shares at December 31, 2007 and 2006, at liquidation and redemption value	7,171,213	7,171,213

	$42,549,240	$42,549,240

In January 2006, the Company sold 2,213,214 shares of Series D Preferred Stock, at $0.22 per share, for proceeds of $498,056.

The rights, preferences, and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (the “Preferred Stock”) are listed below:

Dividends

The Company shall not declare or pay any dividends on shares of common stock unless the holders of the Preferred Stock then outstanding receive an amount per share (on an as-converted basis) equal to the dividends declared, set aside, or paid per share of common stock.

Voting Rights

The Series A, B, C, and D Preferred Stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The Series A, B, C, and D Preferred Stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the respective Preferred Stock is then convertible.

Redemption

Upon receiving notice from a majority of Preferred Stockholders requesting that shares of Preferred Stock be redeemed, out of funds legally available, the Company will be required to redeem, subject to certain conditions and not less than 60 days following receipt of notice, the maximum percentage of Series A, B, C, and D Preferred Stock, as listed in the following table, at a rate of $1.00, $1.05, $0.22, and $0.22 per share, respectively, plus any dividend declared but unpaid thereon for each holder that requests redemption, subject to any stock dividend, stock split, combination, or other similar recapitalization affecting such shares.

Earliest Redemption Dates	Maximum Portion of Shares of Preferred Stock to Be Redeemed
January 21, 2010	33%
January 21, 2011	50%
January 21, 2012	100%

Conversion

All shares of the Series A, B, C, and D Preferred Stock shall be automatically converted into shares of common stock upon the firm commitment of an initial public offering at a per share price of at least $5.00 (subject to appropriate adjustment any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), and resulting in net proceeds to the Company of at least $25,000,000. Each share of Series A and B Preferred Stock is convertible into 2.27 and 2.30 shares of common stock, at the option of the holder. Each share of Series C and D Preferred Stock is convertible at the option of the holder into one share of common stock, adjusted for certain dilutive events, as defined.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, as defined, the holders of the Series A, B, C, and D Preferred Stock then outstanding will be entitled to be paid an amount greater than (i) $1.00, $1.05, $0.22, and $0.22 per share, respectively, plus any dividends declared but unpaid on such shares, or (ii) such amount per share as would have been payable had each such share been converted into common stock pursuant to any liquidation prior to any payment to common stockholders. If the funds of the Company are insufficient to redeem the total number of redeemed shares, the holders of Preferred shares shall share ratably in any funds legally available for distribution of such shares in proportion to the respective amounts which would otherwise be payable if such shares were paid in full. Amounts remaining after payment to the Series A, B, C, and D Preferred Stockholders, if any, will be shared among all holders of stock junior to the Preferred Stock.

Common Stock

The Company has reserved shares of common stock for issuance upon conversion or exercise of the following:

Amount
Common stock options	38,794,807
Series A redeemable convertible preferred stock	18,480,075
Series B redeemable convertible preferred stock	33,882,038
Series C redeemable convertible preferred stock	137,362,054
Series D redeemable convertible preferred stock	42,430,996

270,949,970

7. The 2000 Stock Plan

In May 2000, the Company’s Board of Directors (the “Board”) approved the 2000 Stock Plan (the “2000 Plan”), which was amended in October 2000. The 2000 Plan provides for the granting of incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”), awards of common stock, and the sale of common stock to key employees, directors, and consultants of the Company. Under the 2000 Plan, the Board may authorize the sale of common stock to employees, directors, and consultants of the Company. The purchase price for the common stock shall be determined by the Board, but shall not be less than the fair market value on the date of the grant. In addition, for each grant, the Board will determine the terms under which the Company may repurchase such shares.

Stock Options

Under the 2000 Plan, the Board may grant ISOs and NSOs to key employees, directors, and consultants of the Company. ISOs may be granted only to employees, with the exercise price not less than 100% of the fair market value on the date of grant, or in the case of 10% or greater shareholders, not less than 110% of the fair market value. NSOs may be granted to key employees, directors, or consultants of the Company. The exercise price of each non-qualified stock option shall be determined by the Board, but shall not be less than the par value of the common stock on the date of grant. In general, the vesting period for common stock options is four years. All stock options issued under the 2000 Plan expire within ten years, or in the case of 10% or greater stockholders, within five years.

Activity under the 2000 Plan is summarized as follows:

	Number of Shares	Exercise Price per Share	Weighted- Average Exercise Price
Outstanding at December 31, 2005	22,513,417	$0.02 – $0.10	$0.04
Granted	8,115,720	$0.02 – $4.02	$0.02
Exercised	(2,252,243)	$0.02 – $0.10	$0.02
Cancelled	(3,442,970)	$0.02 – $0.10	$0.02

Outstanding at December 31, 2006	24,933,924	$0.02 – $4.02	$0.04
Granted	7,150,025	$0.02 – $0.05	$0.02
Exercised	(1,169,174)	$0.02 – $0.10	$0.02
Cancelled	(4,127,492)	$0.02 – $0.10	$0.02

Outstanding at December 31, 2007	26,787,283	$0.02 – $4.02	$0.04

Vested and expected to vest at December 31, 2007	24,108,555	$0.02 – $4.02	$0.04

Exercisable at December 31, 2007	17,183,085	$0.02 – $4.02	$0.03

The aggregate intrinsic value of stock options exercised during the years ended December 31, 2007 and 2006 was $34,198 and $0, respectively as determined as of the date of exercise. Exercise of options under the Plan resulted in cash receipts of $25,825 and $47,685 for the years ended December 31, 2006 and 2006.

Information regarding stock options as of December 31, 2007 is as follows:

Range of Exercise Prices	Number of Shares Outstanding	Outstanding Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number of Shares Exercisable	Exercisable Weighted- Average Remaining Contractual Life (Years)
$0.02	23,473,014	7.67	$0.02	16,340,508	7.28
$0.05	2,485,809	9.84	$0.05	93,784	9.83
$0.10	728,460	3.96	$0.10	721,710	3.94
$2.02-$4.02	100,000	8.93	$2.77	27,083	8.93

	26,787,283			17,183,085

Restricted Common Stock

Employees are able to exercise options before those options are vested. The shares received upon early exercise are restricted subject to vesting conditions which match the original option vesting schedule. The Company has the right to purchase back from terminated employees, at the original purchase price, some or all of the unvested common stock at the date of termination. The cash paid for the exercise price for these types of exercises is considered a deposit or a prepayment of the exercise price which is recognized by the Company as a liability until the restriction lapses. Furthermore, these shares are not considered issued for accounting purposes until they vest. A summary of the status and activity for restricted stock units under the Plan for the year ended December 31, 2007 is presented in the following table:

	Number of Units	Weighted- Average Grant Date Fair Value (Per Share)
Unvested at December 31, 2005	3,032,796	$0.01
Options early exercised	110,000	$0.02
Vested	(2,517,961)	$0.01
Forfeited	—	$—

Unvested at December 31, 2006	624,835	$0.01
Options early exercised	57,396	$0.01
Vested	(629,107)	$0.01
Forfeited	—	$—

Unvested at December 31, 2007	53,124	$0.01

Warrants

In October 2000, the Company issued a warrant to a bank in connection with a financing agreement. The warrant provides for the purchase of 10,000 shares of Series A Preferred Stock at $1.00 per share, and is immediately exercisable. The value of the warrant, $8,851, was included in the accompanying statement of operations as interest expense in the year issued. This warrant is still outstanding as of December 31, 2007.

In March 2001, the Company issued a warrant to a bank in connection with the security and loan agreement. The warrant provides for the purchase of 50,000 shares of Series A Preferred Stock at $1.00 per share and is immediately exercisable. The value of the warrant, $44,034, was amortized into interest expense over the life of the loan, which was repaid in 2005. This warrant is still outstanding as of December 31, 2007.

In February 2003, the Company issued a warrant to a bank in connection with the line of credit agreement. The warrant provides for the purchase of 86,667 shares of Series B Preferred Stock at $1.05 per share and is immediately exercisable. The value of the warrant, $56,953, was amortized into interest expense over the life of the loan, which was repaid and closed in 2005. This warrant is still outstanding as of December 31, 2007.

In July 2004, the Company issued a warrant to holders of promissory notes related to a bridge financing in exchange for cash consideration of $20,141. The warrant provided for the purchase of 1,351,610 shares of Series C Preferred Stock at $0.2213 per share and is immediately exercisable. The value of the warrant, $239,500, was amortized into interest expense over the life of the loan, which was converted into Series C Preferred Stock in November 2004. This warrant is still outstanding as of December 31, 2007.

In June 2005, the Company issued a warrant to the bank in connection with the Loan Agreement (Note 4) in exchange for cash consideration of $100. The warrant provides for the purchase of 406,688 shares of Series C Preferred Stock at $0.2213 per share and is immediately exercisable. The value of the warrant, $76,000, was amortized into interest expense over the life of the commitment term of the Loan Agreement. During the year ended December 31, 2006, $38,000 is included in the accompanying statement of operations as interest expense. This warrant is still outstanding as of December 31, 2007.

In connection with the June 2006 amendment to the Company’s Loan Agreement (Note 4), the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213. The value of the warrant, $29,000, was deferred and amortized as additional interest expense over the term of the Loan Agreement, as amended. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

In December 2006, in connection with the drawdown on the Loan Agreement (Note 4), the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213. The value of the warrant, $29,000, was deferred and amortized as additional interest expense over the term of the Loan Agreement, as amended. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

In June 2007, the Company received additional debt financing in an amendment to the 2005 Line of Credit. In connection with this amendment, the Company issued a warrant to purchase 723,000 shares of Series D Preferred Stock at a price per share of $0.2213 to the financing institution. The value of these warrants, $78,000, and the unamortized balance from the previously issued warrants, $43,339, was recorded as a deferred financing cost, and is being amortized to interest expense over the amended repayment period. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

During the years ended December 31, 2007 and 2006, the Company recognized non-cash interest expense related to the amortization of deferred financing costs of $30,640 and $43,800, respectively. At December 31, 2007, unamortized deferred financing costs of $99,560 are included as other assets in the accompanying balance sheet.

During 2006, the Company entered into an agreement with a reseller which contained provisions under which the reseller would receive up to 9,040,434 warrants to purchase Series D Preferred Stock. The Company accounts for these warrants in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. As of December 31, 2007, 723,235 warrants were issued, and valued at $77,000. The value of these warrants are recorded as a reduction in revenues in accordance with EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).

Effective January 1, 2006, the Company adopted FASB Staff Position FAS 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable (“FSP 150-5”), which requires that warrants to purchase redeemable preferred stock be classified as liabilities upon adoption. In addition, the value of the warrants is remeasured to the then-current fair value upon adoption of FSP 150-5, and marked to market at each reporting date thereafter. The difference in fair value upon adoption is recorded as a cumulative effect adjustment in the Company’s statement of operations. Subsequent changes in fair value are recorded to other income.

Upon adoption of FSP 150-5 on January 1, 2006, the Company reclassified outstanding warrants to purchase redeemable preferred stock from equity to long-term liabilities and remeasured these warrants using the Black-Scholes option pricing model. The Company recorded a cumulative effect adjustment of $164,322 in the year ended December 31, 2006, and recorded other income of $34,523 and $20,947 in the years ended December 31, 2007 and 2006, respectively, as a result of changes in the fair value of all outstanding warrants to purchase redeemable preferred stock.

8. 401(k) Profit Sharing Plan

In January 2001, the Board adopted the Mazu Networks, Inc. 401(k) Plan (the “Plan”). All employees are eligible to contribute 1% to 15% of their annual compensation, subject to IRS limitations. The Company may elect to make discretionary contributions to the Plan. There have been no discretionary contributions made by the Company to date.

9. Related Party Transactions

During the years ended December 31, 2007 and 2006, the Company recognized revenue from the sale of products and services to one of its Preferred Stockholders for a total of approximately $238,788 and $293,752, respectively. As of December 31, 2007 and 2006, the Company was owed $162,482 and $0, respectively, for outstanding invoices related to these transactions.

10. Subsequent Events

In March 2008, the Company issued 22,593,765 shares of Series D Preferred Stock, resulting in proceeds of $5,000,000.

In April 2008, the Company amended the Loan Agreement to modify the payment schedules under both the 2005 and 2007 Loan Commitments as follows: monthly payments of interest only at a variable rate of the prime lending rate plus 225 basis points per annum until March 31, 2009, followed by 36 fixed monthly payments of principal and interest at a rate equal to the prime rate at March 31, 2009 plus 225 basis points and then an interest-only payment of $550,000 due in May 2012.